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                                                                       Exhibit 5



                                    August 9, 1996




ALZA Corporation
950 Page Mill Road
P.O. Box 10950
Palo Alto, California 94303-0802

                          Registration Statement on Form S-3
                          ----------------------------------
Ladies and Gentlemen:

         I am delivering this opinion in my capacity as Vice President and General Counsel of ALZA Corporation, a Delaware corporation ("ALZA"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") which ALZA proposes to file with the Securities and Exchange Commission on or about August 9, 1996, for the purpose of registering under the Securities Act of 1933, as amended, an aggregate of 1,000,000 shares of its Common Stock, par value $.01 (the "Shares"). The Shares were issued upon exercise of a warrant to purchase Common Stock (the "Warrant") held by the holder thereof (the "Selling Stockholder").

         In connection with this opinion, I have assumed the authenticity of all records, documents and instruments submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to me as copies. I have based my opinion upon my review of such records, documents and instruments as I have deemed appropriate to render this opinion.

         This opinion is limited to the General Corporation Law of the State of Delaware. I disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body.


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ALZA Corporation
August 9, 1996                                                           Page 2


         Based upon the foregoing and my examination of such questions of law as I have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and sold, (ii) the Shares to be sold by the Selling Stockholder were issued in accordance with the terms of the Warrant, (iii) the Shares to be sold by the Selling Stockholder were delivered by the Company and paid for by the Selling Stockholder, in each case in accordance with the terms of the Warrant, and (iv) all applicable securities laws are complied with, it is my opinion that the Shares covered by the Registration Statement were validly issued and are fully paid and nonassessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                  Very truly yours,

                                  /s/ Peter D. Staple

                                  Peter D. Staple
                                  Vice President and General Counsel